Exhibit 99.1
VIRTUSA CONFIRMS EXTENSION OF IPO LOCK-UP DUE TO PLANNED RELEASE OF
THIRD QUARTER FISCAL YEAR 2008 FINANCIAL RESULTS
WESTBOROUGH, Mass., January 25, 2008 (BUSINESS WIRE) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, confirmed today that the lock-up agreements entered into in conjunction with its initial public offering will be extended until Tuesday, February 19, 2008, the first trading day after expiration of the lock-up agreements.
Under the terms of the lock-up agreement, the expiration date of the lock-up was automatically extended for an additional 18 days due to the timing of the Company’s quarterly earnings release. The Company recently announced that it intends to release financial results for the third quarter of fiscal year 2008 on Thursday, January 31, 2008.
Upon expiration of the lock-up period, the shares subject to the lock-up restriction will become available for resale subject to applicable restrictions under the federal securities laws, including Rules 144 and 701 under the Securities Act of 1933. Virtusa completed its initial public offering in August 2007.
About Virtusa Corporation
Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides cost-effective services that enable its clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service.
Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.
“Virtusa” is a registered trademark of Virtusa Corporation.
Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning the timing of the release of shares from the underwriter’s lock-up agreements. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q.

Media Contact:
Brian Ruby/Susan Hartzell
ICR
brian.ruby@icrinc.com, 203-682-8268
susan.hartzell@icrinc.com, 203-682-8238

Investor Contact:
Staci Strauss Mortenson/Kori Doherty
ICR
staci.mortenson@icrinc.com, 203-682-8273
kori.doherty@icrinc.com, 617-956-6730